EX-99.1.g
CERTIFICATE
     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Dean Witter Municipal Income Opportunities Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 26, 2001 as provided in Section 8.3 of the said Declaration, said Amendment to take effect on December 20, 2001, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 20th day of December, 2001

/s/ Barry Fink
Barry Fink
Secretary

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AMENDMENT

Dated:	December 20, 2001

To be Effective:	December 20, 2001
TO
MORGAN STANLEY DEAN WITTER
MUNICIPAL INCOME OPPORTUNITIES TRUST
DECLARATION OF TRUST
DATED
JUNE 21, 1988

EX-99.1.g
Amendment dated December 20,2001 to the Declaration of Trust
(the “Declaration”) of Morgan Stanley Dean Witter Municipal Income Opportunities Trust
(the ‘Trust”) dated June 21,1988
     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Municipal Income Opportunities Trust,’ such change to be effective on December 20,2001;
     NOW, THEREFORE:
     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1 1. Name. The name of the Trust created hereby is the Morgan Stanley Municipal Income Opportunities Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word ‘Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
     2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Subsection shall read in its entirety as follows:
“Section 1.2. Definitions. . .
“(n) “Trust” means the Morgan Stanley Municipal Income Opportunities Trust.”
     3. Section 10.7 of Article X of the Declaration is hereby amended so that that Section shall read as follows:
“Section 10.7, Use of the name “Morgan Stanley.” Morgan Stanley Dean Witter & Co (“MSDW”) has consented to the use by the Trust of the identifying name “Morgan Stanley,” which is a property right of MSDW. The Trust will only use the name “Morgan Stanley” as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name “Morgan Stanley” for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name “Morgan Stanley,” or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the

EX-99.1.g
name “Morgan Stanley,” or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name “Morgan Stanley” as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to talce any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name.”
     4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 20th day of December, 2001.

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo
Michael Bozic, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
c/o Mayer, Brown & Platt	c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees	Harborside Financial Center
1675 Broadway	Plaza Two, Third Floor
New York, NY 10019	Jersey City, New Jersey 07311

/s/ Edwin J. Garn	/s/ Wayne E. Hedien
Edwin J. Garn, as Trustee	Wayne E. Hedien, as Trustee
and not individually	and not individually
c/o Summit Ventures LLC	c/o Mayer, Brown & Platt
1 Utah Center	Counsel to the Independent Trustees
201 S. Main Street	1675 Broadway
Salt Lake City, Utah 84111	New York, NY 10019

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Trustee	Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Morgan Stanley Dean Witter Trust FSB	c/o Johnson Smick International Inc.
Harborside Financial Center	1133 Connecticut Avenue, NW
Plaza Two, Third Floor	Washington, D.C. 20036
Jersey City, New Jersey 07311

/s/ Michael E. Nugent	/s/ Philip J. Purcell
Michael E. Nugent, as Trustee	Philip J. Purcell, as Trustee
and not individually	and not individually
c/o Triumph Capital, L.P.	1585 Broadway
237 Park Avenue	New York, NY 10036
New York, NY 10017

/s/ John L. Schroeder
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019